UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
June 20, 2006
Tidelands Royalty Trust “B”
(Exact name of registrant as specified in its charter)

Texas	0-8677	75-6007863
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

c/o The Corporate Trustee:
Bank of America, N.A. P.O. Box 830650, Dallas, Texas	75283-0650
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 985-0794
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On June 20, 2006, Tidelands Royalty Trust “B” (“Tidelands”) issued a press release announcing its second quarter cash distribution to unitholders. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.
In accordance with General Instruction B.2. of Form 8-K, the information contained herein shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Forward Looking Statements
In this release, our use of the words “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or other comparable terminology is intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. More detailed information about factors that may affect our performance may be found in filings made by Tidelands with the Securities and Exchange Commission, which can be obtained at its Web site at www.sec.gov. Except for any obligation to disclose material information under Federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated June 20, 2006 issued by Tidelands Royalty Trust “B”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS ROYALTY TRUST “B”
Date: June 20, 2006	By:	BANK OF AMERICA, N.A.
(in its capacity as Corporate Trustee
of Tidelands Royalty Trust "B" and not in its individual capacity or otherwise)

By:	/s/ RON E. HOOPER
Ron E. Hooper
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated June 20, 2006 issued by Tidelands Royalty Trust “B”